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                                   EXHIBIT 11

                         CONSENT OF INDEPENDENT AUDITOR



     We consent to the use in this Post-Effective Amendment No. 57 to the Registration Statement (Form N-1A No. 2-12893) of our report dated December 5, 1995 on the financial statements and the per share data and ratios of Sierra Growth Fund, Inc., included herein and to the reference made to us under the caption "Financial Highlights" in the Prospectus and under the caption "Investment Advisory and Other Services" in the Statement of Additional Information.




HEIN + ASSOCIATES LLP

Denver, Colorado
March 1, 1996